EXHIBIT 99C1

CONSOLIDATED STATEMENTS OF                             U S WEST, Inc.
INCOME (UNAUDITED)

                         Quarter Ended          Nine Months Ended
                         September 30,    %     September 30,    %
In millions              1996    1995  Change   1996    1995  Change
------------------------------ ------- -------------- ------- -------
SALES & OTHER REVENUES  $3,179  $2,964    7.3  $9,353  $8,686    7.7
OPERATING EXPENSES
 Employee-related        1,105   1,007    9.7   3,246   2,982    8.9
 Other operating           623     592    5.2   1,823   1,661    9.8
 Taxes other than
  income taxes             101     103   (1.9)    319     330   (3.3)
 Depreciation & amort      624     573    8.9   1,796   1,695    6.0
                       ----------------       ----------------
Total operating expense  2,453   2,275    7.8   7,184   6,668    7.7
                       ----------------       ----------------
Income from operations     726     689    5.4   2,169   2,018    7.5

Interest expense           140     137    2.2     411     404    1.7
Equity losses in
 unconsol ventures          81      38     -      224     128   75.0
Gains on sales of rural
 telephone exchanges         2      34  (94.1)     51     112  (54.5)
Guaranteed minority
 interest expense           12       2     -       36       2     -
Other expense - net          1       8  (87.5)     47       6     -
                       ----------------       ----------------
Income before inc taxes,
 extd item & cum effect
 of chg in acctg princ     494     538   (8.2)  1,502   1,590   (5.5)
Income tax provision       190     213  (10.8)    588     617   (4.7)
                       ----------------       ----------------
Income before extd
 item, cum effect of
 chg in acctg princ        304     325   (6.5)    914     973   (6.1)
Extraordinary item:
 Early extinguishment
 of debt - net of tax       -       (9)    -       -       (9)    -
                       ----------------       ----------------
Income before cum effect
 of chg in acctg princ     304     316   (3.8)    914     964   (5.2)
Cumulative effect of
 change in accounting
 principle - net of tax     -       -      -       34      -      -
                       ----------------       ----------------
NET INCOME                 304     316   (3.8)    948     964   (1.7)

Preferred dividends          1       1     -        3       3     -
                       ----------------       ----------------
EARNINGS AVAILABLE FOR
 COMMON STOCK             $303    $315   (3.8)   $945    $961   (1.7)
                       ================       ================


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                                - 1 -

CONSOLIDATED STATEMENTS OF                             U S WEST, Inc.
INCOME (UNAUDITED)

                         Quarter Ended          Nine Months Ended
In millions, except      September 30,    %     September 30,    %
per share amounts        1996    1995  Change   1996    1995  Change
------------------------------ ------- -------------- ------- -------
COMMUNICATIONS GROUP:
Average common shares
 outstanding (1)<F1>     478.4   471.2    1.5   476.7   470.1    1.4
                       ================       ================

Earnings per common
 share: (1)<F1>
Income before extraordi-
 nary item & cumulative
 effect of change in
 accounting principle    $0.60   $0.62   (3.2)  $1.90   $1.91   (0.5)
Extraordinary item         -     (0.01)    -      -     (0.01)    -
Cumulative effect of
 change in accounting
 principle                 -       -       -     0.07     -       -
                       ----------------       ----------------
Earnings per
 common share            $0.60   $0.61   (1.6)  $1.97   $1.90    3.7
                       ================       ================


MEDIA GROUP:
Average common shares
 outstanding (1)<F1>     473.9   471.2    0.6   473.5   470.1    0.7
                       ================       ================

Earnings per common
 share: (1)<F1>
Income available for
 common stock before
 extraordinary item      $0.04   $0.07  (42.9)  $0.01   $0.15  (93.3)
Extraordinary item         -     (0.01)    -      -     (0.01)    -
                       ----------------       ----------------
Earnings per
 common share            $0.04   $0.06  (33.3)  $0.01   $0.14  (92.9)
                       ================       ================


<F1>
1 Effective November 1, 1995, each share of U S WEST, Inc.
common stock was converted into one share each of U S WEST Communi-cations Group common stock and U S WEST Media Group common stock. Earnings per common share for 1995 have been presented on a pro forma basis to reflect the two classes of stock as if they were outstanding since January 1, 1995. For periods prior to the recapitalization, the average common shares outstanding are assumed to be equal to the average common shares outstanding for U S WEST, Inc.

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                                - 2 -

CONSOLIDATED STATEMENTS OF                             U S WEST, Inc.
INCOME (UNAUDITED)

Dollars in millions,     Quarter Ended          Nine Months Ended
except per share         September 30,    %     September 30,    %
amounts                  1996    1995  Change   1996    1995  Change
------------------------------ ------- -------------- ------- -------
U S WEST, Inc.

Average common shares
 outstanding (#1)          -     471.2     -      -     470.1     -
                       ================       ================

Earnings per common
 share: (1)<F1>
Income available for
 common stock before
 extraordinary item      $ -     $0.69     -    $ -     $2.06     -
Extraordinary item         -     (0.02)    -      -     (0.02)    -
                       ----------------       ----------------
Earnings per
 common share            $ -     $0.67     -    $ -     $2.04     -
                       ================       ================

SELECTED CONSOLIDATED DATA

Capital
  expenditures            $776    $818   (5.1) $2,337  $2,183    7.1
Debt-to-capital
 ratio (2)<F2>            50.6%   50.7%#   -     50.6%   50.7%#   -
Employees               60,837  61,123   (0.5) 60,837  61,123   (0.5)
EBITDA                  $1,350  $1,262    7.0  $3,965  $3,713    6.8
EBITDA margin             42.5%   42.6%    -     42.4%   42.8%    -


<F1>

# As of December 31, 1995.

1 Effective November 1, 1995, each share of U S WEST, Inc.
common stock was converted into one share each of U S WEST Communi-cations Group common stock and U S WEST Media Group common stock.
<F2>
2 Ratio includes preferred securities and other preferred stock as a component of total capital. Including debt related to the net investment in assets held for sale, preferred securities and other preferred stock, the Company's percentage of debt to total capital was 55.4% at September 30, 1996 and 56.4% at December 31, 1995.

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